UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA CABLECOM HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	20-2942206 (I.R.S. Employer Identification Number)

1 Grand Gateway
1 Hongqian Road
Shanghai,
People’s Republic of China	200030
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-150337

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, $0.0015 per share
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of China Cablecom Holdings Securities” in the Prospectus dated March 21, 2008 filed pursuant to Rule 424(B)(3) on May 5, 2008 and included in the Registration Statement on Form S-1 (File No. 333-150337) to which this Registration Statement relates.

Item 2.  Exhibits.

(a)  Exhibits

Exhibit Number	Description of Exhibit
1.1 *	China Cablecom Holdings Amended and Restated Memorandum of Association
2.2 *	China Cablecom Holdings Amended and Restated Articles of Association
4.2 **	Specimen Ordinary Share Certificate

*           Incorporated by reference to the exhibit of the same number filed with the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009.

**          Incorporated by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form S-4 (No. 333-147038).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
CHINA CABLECOM HOLDINGS, LTD.

Date: July 28, 2011	By:	/s/ Clive Ng
Name: Clive Ng Title: Executive Chairman